Exhibit 32

SECTION 906 CERTIFICATION


          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
                                  PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the quarterly report of Edison Renewables, Inc. (the "Company") on Form 10-QSB for the quarter ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Steo, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Date: August 13 2003                     By:   /s/ Paul Steo
                                            ---------------------
                                            Name: Paul Steo
                                            Title: Chief Executive Officer and
                                                   Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.